                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           Ergo Science Corporation
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

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        ________________________________________________________________________

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        ________________________________________________________________________

                           ERGO SCIENCE CORPORATION

                             CHARLESTOWN NAVY YARD
                               100 FIRST AVENUE
                             CHARLESTOWN, MA 02129

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, MAY 20, 1997

To our Stockholders:

   You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Ergo Science Corporation (the "Company") on Tuesday, May 20, 1997, at 9:00 a.m., local time, at the Meridian Hotel, 250 Franklin Street, Boston, Massachusetts. The meeting will be held for the following purposes:

   (1) To elect three directors as Class II directors of the Company each to serve for a three-year term ending at the Annual Meeting of Stockholders in 2000 and until their successors are duly elected and qualified or their earlier resignation or removal;

   (2) To approve an amendment to the Ergo Science Corporation Amended and Restated 1995 Long Term Incentive Plan that will increase the number of shares of the Company's common stock available to be issued thereunder by 435,225 shares from 1,431,525 shares to 1,866,750 shares;

   (3) To transact any other business that may properly come before the meeting.

   This notice is accompanied by a form of proxy, a Proxy Statement and the Company's 1996 Annual Report to stockholders. These items of business are more fully described in the Proxy Statement.

   The close of business on March 31, 1997, has been fixed as the record date to determine stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days before the meeting at the Company's offices at the address on this notice and at the Annual Meeting.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD TO ENSURE YOUR REPRESENTATION AT THE MEETING. A return envelope is enclosed for that purpose. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting, and you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held in the name of a broker, bank, or other nominee and you wish to attend and vote at the Annual Meeting, you must obtain a proxy issued in your name from that broker, bank or other nominee.

                                     By Order of the Board of Directors,

                                     Ronald H. Abrahams, Ph.D.
                                     Chairman of the Board and Chief Executive
                                      Officer

Charlestown, Massachusetts
April 30, 1997

                           ERGO SCIENCE CORPORATION

                             CHARLESTOWN NAVY YARD
                               100 FIRST AVENUE
                             CHARLESTOWN, MA 02129

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

   The Board of Directors of Ergo Science Corporation (the "Company") requests your Proxy for use at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 1997, at 9:00 a.m., local time, at the Meridian Hotel, 250 Franklin Street, Boston, Massachusetts. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting, including any adjournments of the meeting. This Proxy Statement and Proxy were first mailed or given to stockholders of the Company on or about April 30, 1997.

   If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke the enclosed Proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) written notice of revocation to the Secretary of the Company, or (c) voting in person at the Annual Meeting.

                               VOTING AND QUORUM

   The only outstanding voting security of the Company is its common stock, par value $.01 per share ("Common Stock"). On March 31, 1997, the record date for the Annual Meeting, there were 13,174,475 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

   Each share of Common Stock outstanding on the record date is entitled to one vote. The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

   Proxies in the accompanying form that are properly signed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. Any properly executed Proxy on which no contrary instructions have been indicated about a proposal will be voted as follows with respect to the proposal: FOR the election of the three persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; FOR approval of the amendment to the Long-Term Incentive Plan; and in accordance with the discretion of the holders of the Proxy with respect to any other business that properly comes before the stockholders at the Annual Meeting. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting. The persons named in the accompanying Proxy may also, at their discretion, vote the Proxy to adjourn the Annual Meeting from time to time.

                      PROPOSAL ONE--ELECTION OF DIRECTORS

   The members of the Company's Board of Directors are divided into three classes serving staggered three-year terms. The terms of Class II directors expire at this Annual Meeting. Three directors are to be elected as Class II directors at this Annual Meeting.

   The Board of Directors has designated Messrs. Thomas F. McWilliams, David
L. Castaldi and Ray L. Hunt as nominees for re-election as Class II directors of the Company at the Annual Meeting. If elected, each nominee for Class II director will serve until the expiration of his term at the 2000 Annual Meeting of stockholders and until his successor is elected and qualified. Each nominee is currently a director of the Company. For information about each nominee, see "Directors and Executive Officers."

   The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to serve, either your Proxy will be voted for the election of a substitute nominee whom the Board of Directors recommends, or the number of the Company's directors will be reduced.

   The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a particular director.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

                   PROPOSAL TWO--AMENDMENT TO THE COMPANY'S
              AMENDED AND RESTATED 1995 LONG TERM INCENTIVE PLAN

   The Company has used stock options as a key element of its overall compensation program for employees of the Company. The Board of Directors and the Compensation Committee of the Board of Directors believe that it is important to have equity-based incentives available to attract and retain qualified employees. The Board of Directors has approved, subject to stockholder approval, an amendment to the Company's Amended and Restated 1995 Long Term Incentive Plan (the "Incentive Plan") that would increase the number of shares available to be awarded under the Incentive Plan. A description of the Incentive Plan, including information regarding persons eligible for participation in the plan and the tax effects of the plan, is set forth under "The Incentive Plan."

   Currently, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Incentive Plan is 1,431,525 (subject to adjustment in certain circumstances). Of that number, 182,150 shares remained available for grant as of March 31, 1997. The proposed amendment will increase the number of shares available under the Incentive Plan by 435,225. Specifically, the proposed amendment would amend Section 2.1 of the Incentive Plan by replacing the number "1,431,525" with the number "1,866,750."

   Approval of this amendment to the Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the effect of a vote against this amendment. Broker non-votes will not be included in the number of shares voting and therefore will have no effect on the outcome of the voting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE INCENTIVE PLAN.

                       DIRECTORS AND EXECUTIVE OFFICERS

   The following table provides information concerning directors and executive officers of the Company:

          NAME            AGE                         POSITION
          ----            ---                         --------
Ronald H. Abrahams,
 Ph.D...................   54 President, Chief Executive Officer and
                              Chairman of the Board of Directors
Anthony H. Cincotta,
 Ph.D...................   39 Executive Vice President, Chief Scientific
                              Officer and Director
Thomas N. Thurman.......   53 Senior Vice President, Marketing and Business Development
Alan T. Barber..........   43 Vice President, Finance and Administration;
                              Chief Financial Officer and Treasurer
David R. Burt...........   33 Vice President, Corporate Development and Secretary
Richard A. Paul, M.D....   49 Senior Vice President, Medical Affairs
David L. Castaldi.......   57 Director
Stephen A. Duzan(1).....   56 Director
Ray L. Hunt.............   54 Director
Thomas F. McWil-
 liams(1)(2)............   54 Director
Albert H. Meier, Ph.D...   67 Director
Stephen P.
 Smiley(1)(2)...........   48 Director
W. Leigh Thompson,
 Ph.D...................   58 Director

------------
(1) Member of the Audit Committee and the Compensation Committee.
(2) Member of the Nominating Committee.

   The Board of Directors is divided into three classes. Directors in each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Ronald H. Abrahams, Ph.D., Stephen A. Duzan and Stephen P. Smiley are Class I directors whose terms of office expire at the Annual Meeting of Stockholders in 1999; Ray L. Hunt, Thomas F. McWilliams and David L. Castaldi are Class II directors whose terms of office expire at the annual meeting of stockholders in 1997; and Anthony H. Cincotta, Ph.D., Albert
H. Meier, Ph.D. and W. Leigh Thompson, M.D., Ph.D. are Class III directors whose terms of office expire at the Annual Meeting of Stockholders in 1998. The Board of Directors intends to appoint an additional Class III director to fill the vacancy created when Manuel Cincotta, Jr. stepped down from the Board of Directors in March 1997.

   Executive officers are generally elected annually by the Board of Directors to serve at the discretion of the Board of Directors. A brief biography of each director and executive officer follows.

   Ronald H. Abrahams, Ph.D., was elected Chief Executive Officer of the Company and Chairman of the Board of Directors in March 1997, after serving as Acting Chief Executive Officer since September 1996. He has been President of the Company and a member of the Board of Directors since September 1996. Dr. Abrahams joined the Company as Senior Vice President, Scientific Affairs, in April 1994 and was appointed Executive Vice President and Chief Operating Officer in March 1996. From 1972 until joining the Company, Dr. Abrahams held various scientific, quality assurance, and regulatory affairs positions with Baxter International Incorporated, an international healthcare company. From 1990 until 1994, Dr. Abrahams was a corporate vice president and corporate officer with Baxter International, responsible for quality and regulatory affairs. Dr. Abrahams currently serves on the board of directors and is Chairman of the Board of Directors of the Association for the Advancement of Medical Instrumentation. Dr. Abrahams received a B.S. in Pharmacy from the University of Illinois and a Ph.D. in Pharmacology and Experimental Therapeutics from Loyola University in Chicago, Illinois.

   Anthony H. Cincotta, Ph.D., was elected Executive Vice President of the Company in March 1997 after serving as a Senior Vice President since June 1996. Dr. Cincotta has been a director of the Company since January 1990 and its Chief Scientific Officer since June 1996. From January 1990 to June 1996, Dr. Cincotta was Director of Research of the Company. From 1989 through July 1995 he was an instructor at the Harvard

Medical School, an Assistant Instructor in Biochemistry at Massachusetts General Hospital, and an Adjunct Assistant Professor of Zoology and Physiology at LSU. From 1987 to 1989, Dr. Cincotta was a Research Assistant Professor of Zoology and Physiology at LSU and a research consultant at the Rowland Institute of Science, Inc. Dr. Cincotta received his B.S. in biochemistry and molecular biology from the University of California at Santa Barbara and his M.S. and Ph.D. degrees in physiology from LSU. He is the author of more than 20 publications regarding temporal neuroendocrine organization.

   Thomas N. Thurman joined the Company as Senior Vice President, Marketing and Business Development, in June 1994. Before then, Mr. Thurman was a Vice President and Member of the Executive Committee of Boots Pharmaceuticals, Inc., a pharmaceutical company in Lincolnshire, Illinois. At Boots, he was responsible for new products marketing, business development and public affairs. In addition, Mr. Thurman has over 22 years of experience in domestic and international pharmaceutical marketing, strategic planning and business development with companies including The Upjohn Company, E.R. Squibb & Sons, and Wyeth International. He has written extensively on pharmaceutical marketing and management and served as an Adjunct Professor of Marketing and Management at Western Michigan University. Mr. Thurman holds a B.A. from Syracuse University, an M.B.A. from the University of Michigan, and an M.A. from Western Michigan University.

   Alan T. Barber joined the Company as Vice President, Finance and Administration, in November 1993 and became Chief Financial Officer in October 1995 and Treasurer in March 1997. Before joining the Company, Mr. Barber was a partner with the accounting firm Coopers & Lybrand L.L.P. in Dallas, Texas, and Tokyo, Japan, where he specialized in global and domestic corporate finance and strategic alliances. Mr. Barber received a B.S. in accounting from Florida State University. Mr. Barber is a Certified Public Accountant.

   David R. Burt joined the Company as Vice President, Corporate Development, in March 1993. He was appointed Secretary of the Company in March 1997. From 1990 until 1993, Mr. Burt practiced corporate and securities law at Johnson & Gibbs, P.C., a law firm in Dallas, Texas. Mr. Burt's practice involved representing issuers and underwriters in financing transactions in a variety of high technology industries. Mr. Burt received a B.A. in government from Dartmouth College and a J.D. from the University of Maryland Law School. Before attending law school, Mr. Burt worked on the staff of United States Senator Paul S. Sarbanes.

   Richard A. Paul, M.D. joined the Company as Senior Vice President, Medical Affairs in January 1997. From 1994 through 1996, Dr. Paul was Vice President of Clinical Research at Schering-Plough Healthcare Products, a multi-billion dollar pharmaceutical company. Prior to this, he held positions of increasing responsibility with Sandoz Pharmaceuticals, Inc. as Executive Director of Clinical Research, with Anaquest, Inc. as Senior Associate Director of Clinical Research, and with Pfizer Central Research as Associate Director of Clinical Research. Dr. Paul has experience as a diabetes research fellow at the Harvard affiliated Beth Israel Deaconess Medical Center and Joslin Diabetes Center and as a practicing clinician in the treatment of diabetes. He received a M.D. from the University of Barcelona Faculty of Medicine. Dr. Paul has numerous peer-reviewed publications and affiliations with medical associations, including the American Diabetes Association, the International Diabetes Foundation, and the Juvenile Diabetes Association.

   David L. Castaldi became a director of the Company in September 1996. He was the co-founder, President and CEO of BioSurface Technology, Inc., a company that developed living tissue therapies, from 1987 until its acquisition by Genzyme in 1994. From 1977 to 1987, Mr. Castaldi was the President of the Hyland Therapeutics Division of Baxter International, Inc., a world-wide manufacturer of protein-based pharmaceuticals made from human blood plasma, prior to which he served as Executive Vice President of Baxter's Artificial Organs Division. Mr. Castaldi received his M.B.A from Harvard and his B.B.A. from Notre Dame. He also served as an officer in the U.S. Army.

   Stephen A. Duzan became a director of the Company in October 1994. He is currently Chairman, Chief Executive Officer and a director of Key Computer Systems, Inc., a privately held company located in Seattle,

Washington. Mr. Duzan was a co-founder of Immunex Corporation, Seattle, Washington, and served as its Chairman, Chief Executive Officer and director from its formation in 1981 until his retirement in September 1993. He also held the title of President of Immunex from 1981 through 1990. Mr. Duzan serves on the Boards of Directors of Targeted Genetics Corporation of Seattle, Washington, and the International Biotechnology Trust of London, England.

   Ray L. Hunt became a director of the Company in January 1994 in connection with the purchase by Hunt Financial Corporation ("Hunt Financial") of convertible securities of the Company. Mr. Hunt has been the Chairman of the Board, President and Chief Executive Officer of Hunt Consolidated, Inc. and the Chairman of the Board and Chief Executive Officer of Hunt Oil Company for over twenty years. Mr. Hunt is a director of Dresser Industries, Inc., an international oil field service company in Dallas, Texas, Pepsico, Inc., a multinational food and beverage company in Purchase, New York, and Electronic Data Systems Corporation, a global information technology company in Dallas, Texas. Mr. Hunt received his B.B.A. in economics from Southern Methodist University.

   Thomas F. McWilliams became a director of the Company during September 1992 in connection with the purchase of the Company's convertible securities by Citicorp Venture Capital Ltd. ("CVC"). Mr. McWilliams is Managing Director of CVC, a small business investment company, and has been affiliated with CVC since 1983. He is a director of Chase Brass Industries, Inc., Pen-Tab Industries, Merchant Metals Holding Corp. and various private companies. Mr. McWilliams received his A.B. from Brown University and his M.B.A. from the Wharton School, University of Pennsylvania.

   Albert H. Meier, Ph.D., has been a director of the Company since January 1990. Dr. Meier was a consultant to the Company from June 1992 until April 1997 and Dr. Meier served as Chief Scientist of the Company on a consultant basis from June 1995 until April 1997. Dr. Meier was a Professor of Zoology and Physiology at LSU from 1972 until his retirement in the summer of 1995. Dr. Meier was also an Associate Professor (1967-1972) and an Assistant Professor (1964-1967) at LSU. From 1962 to 1964, Dr. Meier was an NIH Postdoctoral Fellow at Washington State University; and from 1961 to 1962 was a Postdoctoral Associate at Wabash College. Dr. Meier received his B.A. in Zoology from Washington University, St. Louis, Missouri, and his M.S. and Ph.D. in Zoology from the University of Missouri. He is the author of over 120 publications regarding temporal neuroendocrine organization.

   Stephen P. Smiley became a director of the Company in October 1996. He is President of Hunt Financial Corporation, a private investment company located in Dallas, Texas. From 1991 until joining Hunt Financial in 1996, he was a co-founder and President of Cypress Capital Corporation, a private investment firm specializing in growth financings and buyouts. Prior to 1991, Mr. Smiley was involved in venture capital and leveraged buyout activities of Citicorp in New York and Dallas, Texas for 15 years. Mr. Smiley is a director of several private companies and two other public companies: Dynamex, Inc., and Sun Coast Industries, Inc. Mr. Smiley received a B.A. from the University of Virginia and an M.B.A. in Finance from the College of William and Mary.

   W. Leigh Thompson, M.D., Ph.D., became a director of the Company in December 1996. Dr. Thompson retired as the Chief Scientific Officer of Eli Lilly and Company in 1994. Prior to becoming Chief Scientific Officer, Dr. Thompson served in numerous positions at Lilly, including Executive Vice President of Lilly Research Laboratories. Dr. Thompson is currently the President and CEO of Profound Quality Resources Ltd., a firm providing consulting services to pharmaceutical and biotechnology companies, academic health centers, and managed care organizations. Dr. Thompson serves as a director of several public pharmaceutical-related corporations in addition to
Ergo: Chrysalis International Corporation (formerly DNX), Corvas International, Inc., GeneMedicine, Inc., Guilford Pharmaceuticals, Inc., La Jolla Pharmaceutical Company, Medarex, and Orphan Medical, Inc. He also serves on several scientific and business advisory boards and on the board of directors of several private organizations. Dr. Thompson received a Ph.D. in Pharmacology from the Medical University of

South Carolina and an M.D. from The Johns Hopkins University where he trained on the Osler Medical Service and developed the first ICU. He was Professor of Medicine at Case Western University where he headed Clinical Pharmacology and Critical Care Medicine. He is the author of over 220 scientific publications, including nine books and 21 major monographs for Lilly.

                     MEETINGS AND COMMITTEES OF DIRECTORS

   The Board of Directors held six meetings during 1996. No director attended fewer than 75% of those meetings and of meetings of the committees of the Board of Directors on which he served.

   The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.

   The Audit Committee reviews the results and scope of the annual audit and other services provided by the Company's independent public accountants. During 1996, the members of the Audit Committee were initially Stephen A. Duzan, Ray L. Hunt and Thomas F. McWilliams. Stephen P. Smiley was appointed to replace Mr. Hunt on the Audit Committee in October. The Audit Committee met once during 1996.

   The Compensation Committee of the Board of Directors determines salaries and incentive compensation for officers of the Company. In addition, the Board of Directors has designated the Compensation Committee as the administrator of the Company's Incentive Plan. During 1996 the members of the Compensation Committee initially were Stephen A. Duzan, Thomas F. McWilliams and Ray L. Hunt. Stephen P. Smiley was appointed to replace Mr. Hunt on the Compensation Committee in October.

   The Nominating Committee identifies and recruits candidates to serve as directors of the Company for recommendation to the full Board of Directors. In recommending candidates to the Board of Directors, the Nominating Committee seeks persons of proven judgment and experience. Stockholders who wish to suggest qualified candidates may write to the Secretary of the Company at the address on the first page of this Proxy Statement, stating in detail the qualifications of the persons they recommend. The Nominating Committee was established in February 1996. Its initial members during fiscal 1996 were Manuel Cincotta, Jr., Ray L. Hunt and Thomas F. McWilliams. Stephen P. Smiley was appointed to replace Mr. Hunt on the Nominating Committee in October. The Nominating Committee met 3 times during 1996.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

   Directors of the Company do not receive cash compensation for their services as directors. The Company reimburses them for the expenses incurred in attending meetings of the Board of Directors and its committees.

   In June 1996, Ergo's shareholders approved a Stock Option Plan for Non-Employee Directors (the "Director Stock Plan"). The Director Stock Plan provides for an initial grant of a stock option for 10,000 shares of Common Stock to each non-employee director upon first being elected or appointed to serve on the Board of Directors. Messrs. Hunt and McWilliams who were serving as non-employee directors when the Director Stock Plan was approved (but not Mr. Duzan who had previously been granted stock options by the Company) were each granted stock options for 10,000 shares of Common Stock with a deemed grant date of May 15, 1996. In addition, each non-employee director appointed by the Board of Directors after June 1996 was granted an initial stock option for 10,000 shares of Common Stock with a grant date as of the date of such director's appointment to the board, as follows: David L. Castaldi, September 12, 1996; Stephen P. Smiley, October 25, 1996; and W. Leigh Thompson, December 27, 1996. On the second anniversary of their initial grant date, each of those non-employee directors will be granted a second nonqualified stock option for 10,000 shares of Common Stock if they are still directors on that date. On November 15, 1994, the Company granted Mr. Duzan a nonqualified option to purchase 7,500 shares of Common Stock at an exercise price of $0.80 per share in consideration for his service as a director. This option became exercisable in three equal amounts on the date of grant and on each of the first two anniversaries of the date of grant. The option expires in July 2004. On October 6, 1995, the Company granted Mr. Duzan a nonqualified option to purchase 17,500 shares of Common Stock at an exercise price of $6.71 per share in consideration for his service as a director. This option becomes exercisable in four equal amounts on each of the first four anniversaries of the date of grant, or, if earlier, upon a change in control of the Company. The option expires ten years from the date of grant. On October 6, 1999, which is the date Mr. Duzan's existing options are scheduled to become exercisable, Mr. Duzan will be granted a stock option to purchase 10,000 shares of Common Stock under the Director Stock Plan if he is still a director on that date.

   The total number of shares of Common Stock authorized for issuance under the Director Stock Plan is 200,000. Each option under the Director Stock Plan has an exercise price equal to the fair market value of the Common Stock on the grant date. These options will become exercisable in equal increments on the first and second anniversary of their date of grant and will expire ten years after the grant date if not exercised. If a change in control of the Company occurs, all stock options granted under the Director Stock Plan will become fully exercisable.

EXECUTIVE COMPENSATION

   The following table summarizes the 1996, 1995 and 1994 compensation paid to or earned by all persons serving in the capacity of the Company's Chief Executive Officer during 1996 and the Company's four most highly compensated executive officers other than the Chief Executive Officer during 1996 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                              LONG TERM         ALL OTHER
                                        ANNUAL COMPENSATION              COMPENSATION AWARDS COMPENSATION($)
                              ------------------------------------------ ------------------- ---------------
                                                                             SECURITIES
   NAME AND PRINCIPAL                                     OTHER ANNUAL       UNDERLYING
   POSITIONS IN 1996     YEAR SALARY ($)   BONUS ($)(1) COMPENSATION ($)     OPTIONS (#)
   ------------------    ---- ----------   ------------ ---------------- -------------------
Ronald H. Abrahams...... 1996  221,667(2)     37,500            --             100,000              --
 President and Acting    1995  200,000        20,000            --              70,000              --
 Chief Executive Officer 1994  150,000        75,000            --              43,750              --
Manuel Cincotta, Jr..... 1996  225,000        16,971            --                 --            52,249(3)
 Chairman of the Board,  1995  225,000        22,500            --                 --            53,015(3)
 Treasurer and Secretary 1994  225,000           --          26,705(4)             --            23,842(5)
Anthony H. Cincotta .... 1996  210,000        31,500            --                 --             3,047(3)
 Director of Research    1995  133,333        20,000            --             194,725              --
 and Chief Scientific    1994  100,000           --             --                 --               --
 Officer
Thomas N. Thurman....... 1996  183,750         9,150            --              35,000              --
 Senior Vice President,  1995  175,000        17,500            --              42,500              --
 Marketing and Business  1994   92,188           --             --              31,250              --
  Development
Alan T. Barber ......... 1996  135,000        20,250            --              35,000              --
 Vice President, Finance 1995  138,333        13,500            --              25,000              --
 and Administration and  1994  110,000          ---             --                 --               --
 Chief Financial Officer
J. Warren Huff ......... 1996  159,375(6)     24,000            --              95,000           65,625(7)
 President and Chief     1995  203,125        22,500            --             125,000              --
 Executive Officer       1994  200,000           --             --                 --               --
 until September 1996

------------
(1) 1996 bonuses were expensed in 1996 and paid in 1997; 1995 bonuses were expensed and paid in 1996.
(2) Includes salary earned as Executive Vice President and Chief Operating Officer from January 1 to September 12, 1996.
(3) Reflects the value of the use of the Company's automobile, term life and disability insurance premiums and tax reimbursement for these items.
(4) Reflects the value of the use of the Company's automobile and tax reimbursement for both this compensation and for the items in footnote 5.
(5)   Consists of term life and disability insurance premiums.
(6) Reflects salary earned in these positions from January 1 until his resignation effective September 12, 1996.
(7) Reflects payments made under the terms of Mr. Huff's severance agreement.

Option Grants in 1996

   The following table sets forth information regarding the stock option grants to Named Executive Officers in 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZED
                                                                                        VALUE AT
                                                                                     ASSUMED ANNUAL
                                                                                     RATES OF STOCK
                                                                                   PRICE APPRECIATION
                                           INDIVIDUAL GRANTS(1)                    FOR OPTION TERM(2)
                         --------------------------------------------------------- -------------------
                          NUMBER OF    % OF TOTAL               FAIR
                         SECURITIES     OPTIONS     EXERCISE   MARKET
                         UNDERLYING    GRANTED TO   OR BASE   VALUE ON
                           OPTIONS    EMPLOYEES IN   PRICE   GRANT DATE EXPIRATION
          NAME           GRANTED (#) FISCAL YEAR(3)  ($/SH)    ($/SH)      DATE     0% ($)    5% ($)    10% ($)
          ----           ----------- -------------- -------- ---------- ---------- ------------------- ----------
Ronald H. Abrahams......   100,000       19.55%      $11.00    $11.00   9-20-2006       --  $  691,779 $1,753,114
Manuel Cincotta, Jr.....       --          --           --        --          --        --         --         --
Anthony H. Cincotta.....       --          --           --        --          --        --         --         --
Thomas N. Thurman.......    35,000        6.84        11.00     11.00   9-20-2006       --     242,123    613,590
Alan T. Barber..........    35,000        6.84        11.00     11.00   9-20-2006       --     242,123    613,590
J. Warren Huff..........    95,000       18.58         6.71     11.00   9-20-1999   407,550  1,064,740  2,073,008

------------
(1) The options granted are nonqualified options under the Incentive Plan, each of which was granted as of September 20, 1996. The options granted to Dr. Abrahams vest fully on October 5, 1998; Mr. Thurman's and Mr. Barber's options become exercisable in four equal amounts on each of the first four anniversaries of the date of grant and Mr. Huff's options vested fully on the date of grant. The options granted, other than those to Mr. Huff, terminate ten years from the date of grant and are subject to earlier termination in accordance with the terms of the option agreements and the Incentive Plan. The options granted to Mr. Huff terminate in 1999. Exercisability of options will accelerate upon a change in control of the Company, termination of employment by the Company without cause, or termination of employment by the optionee with good reason.
(2) Amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the date the option was granted through the expiration date.
(3) A total of 511,395 options were granted in 1996 to employees of the Company, including officers.

Option Exercises and Year-End Option Values

   The following table provides information about the number of shares issued upon option exercises by the Named Executive Officers during 1996, and the value realized by the Named Executive Officers. The table also provides information about the number and value of options held by the Named Executive Officers at December 31, 1996.

           AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                      OPTIONS AT FY-END (#)   OPTIONS AT FY-END ($)(1)
                                                    ------------------------- -------------------------
                            SHARES
                          ACQUIRED OR     VALUE
          NAME           EXERCISED (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------- ------------ ----------- ------------- ----------- -------------
Ronald H. Abrahams......       --             --       52,501      161,249    $  509,171    $691,598
Manuel Cincotta, Jr.....       --             --      100,000          --      1,232,500         --
Anthony H. Cincotta.....       --             --      123,682      146,043     1,236,670     936,866
Thomas N. Thurman.......       --             --       31,459       77,291       324,938     407,230
Alan T. Barber..........       --             --       25,000       53,750       271,188     194,656
J. Warren Huff..........    39,500       $614,450     325,200          --      2,707,890         --

------------
(1) Option values are based on the difference between the exercise price per share of the option and $13.125 per share, which was the closing price of the Common Stock on the Nasdaq National Market on December 31, 1996, multiplied by the number of shares of Common Stock subject to the option.

EMPLOYMENT CONTRACTS

   The Company entered into employment agreements with all its Named Executive Officers. The agreements with Dr. Ronald H. Abrahams, Dr. Anthony H. Cincotta, Thomas N. Thurman, and Alan T. Barber, as amended, provide for the payment of base salary amounts of $250,000 to Dr. Abrahams, $200,000 to Dr. Cincotta, $175,000 to Mr. Thurman, and $135,000 to Mr. Barber. The Compensation Committee may increase the base amounts at its discretion. These employment agreements expire in October 1998. The Company's employment agreement with Manuel Cincotta, Jr. terminated as of March 26, 1997, when he stepped down from his positions as Chairman of the Board, Secretary and Treasurer. Mr. Huff's employment agreement terminated upon his resignation, September 12, 1996. Under the terms of the Company's previous employment agreements with Mr. Cincotta and Mr. Huff, the Company was to pay a base salary of $225,000 to each of these officers. The Company had also agreed to provide Mr. Cincotta with use of a Company automobile, to pay premiums on term life and disability insurance policies for Mr. Cincotta with a death benefit of at least $2,500,000 for his beneficiary, and to reimburse Mr. Cincotta for taxes he incurred because of those benefits and the tax reimbursement. The Company's employment agreements with all the Named Executive Officers provide that either party may terminate employment with or without cause on five days written notice. Under the employment agreements, an executive officer is entitled to receive a lump sum payment equal to his base salary if his employment is terminated (i) by the Company for any reason other than disability or for cause, or (ii) by the executive officer for good reason. However, if either termination described in the preceding sentence follows a change in control of the Company, the executive officer is entitled to receive a lump sum payment equal to two times the sum of his base salary and budgeted bonus. After any such termination, or any termination resulting from the executive officer's disability or death, the executive officer or his family is entitled to continue participation in any benefit plan maintained by the Company until the end of the employment term stated in the employment agreement.

  The Company entered into a termination agreement with Mr. Cincotta effective March 26, 1997, pursuant to which Mr. Cincotta stepped down from all director, officer and other positions with the Company. He will receive $225,000 per year until November 16, 1998, provided that Anthony H. Cincotta remains employed by the Company, and $3,000 per month until that date in lieu of participation in the customary health and benefit plans of the Company in which he had participated as an employee. Mr. Cincotta is obligated under the agreement not to compete with the Company until November 16, 1998. Mr. Cincotta also received title to a vehicle previously provided to him under his employment agreement and a bonus for services during 1996 in proportion to the average annual bonus paid to other Company officers for the year. Mr. Cincotta was granted options to purchase 100,000 shares of the Company's common stock at $7.00 per share on March 26, 1997. These options were immediately exercisable and will terminate on March 26, 1999. The Company's severance agreement with Mr. Huff, effective September 12, 1996, provides that Mr. Huff will receive $125,000 annually and will continue to participate in the Company's customary health and benefit plans until March 31, 1998 or until such earlier date as he becomes employed on a full-time basis. Mr. Huff also received options to buy 95,000 shares of the Company's common stock at an exercise price of $6.71. These options were immediately exercisable and will terminate on September 20, 1999. Additionally, the 125,000 options awarded to Mr. Huff on October 5, 1995, were made fully vested as of September 12, 1996.

   Each executive officer has agreed that all work product discovered, created or developed by him, alone or with others, will belong to the Company. Each executive officer has agreed to maintain the confidentiality of the Company's proprietary information. In addition, Dr. Cincotta has agreed not to compete with the Company for two years following the end of his employment, and each other executive officer has agreed not to compete with the Company for three years following the end of his employment; however, the Company is required to pay to the executive officer an amount equal to 50% of his base salary within 10 days after termination and 100% of his base salary on the first and (other than Dr. Cincotta) second anniversaries following termination of his employment to maintain the non-competition obligation.

OTHER OPTIONS

   At various times since its formation, the Company granted options not under the Incentive Plan for 100,000 shares to Manuel Cincotta, Jr., 75,000 shares to Dr. Anthony H. Cincotta, 75,000 shares to Dr. Albert H. Meier, 144,725 shares to J. Warren Huff, 43,750 shares to Dr. Ronald H. Abrahams, 31,250 shares to Thomas

N. Thurman, and 18,750 shares to Alan T. Barber, all at an exercise price of $.80 per share. These options were fully exercisable on their date of grant other than those granted to Dr. Abrahams, Mr. Thurman, and Mr. Barber. The options for Dr. Abrahams, Mr. Thurman, and Mr. Barber were granted on March 31, 1994, June 21, 1994, and November 8, 1993, respectively, and become exercisable in equal increments on each of the first three anniversaries of their dates of grant. Dr. Abrahams' and Mr. Barber's options are now fully exercisable and Mr. Thurman's will become fully exercisable in June 1997. Each option expires at various times between December 31, 2002, and June 30, 2004. These options automatically become exercisable upon a change in control, termination of the holder's employment with the Company by the Company without cause, or termination of the holder's employment with the Company by the holder for good reason.

DIRECTOR AND OFFICER INDEMNIFICATION

   The Company has entered into indemnification agreements with each of its directors and executive officers, agreeing to indemnify the director or officer to the fullest extent permitted by law, and to advance expenses, if the director or officer becomes a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding (a "Claim") by reason of any occurrence related to the fact that the person is or was a director, officer, employee, agent or fiduciary of the Company or a subsidiary of the Company or another entity at the Company's request (an "Indemnifiable Event"), unless a reviewing party (either outside counsel or a committee appointed by the Board of Directors) determines that the person would not be entitled to indemnification under applicable law. In addition, if a change in control or a potential change in control of the Company occurs and if the person indemnified so requests, the Company will establish a trust for the benefit of the indemnitee and fund the trust in an amount sufficient to satisfy all expenses reasonably anticipated at the time of the request to be incurred in connection with any Claim relating to an Indemnifiable Event. The reviewing party will determine the amount deposited in the trust. An indemnitee's rights under the indemnification agreement are not exclusive of any other rights under the Company's Certificate of Incorporation or Bylaws or applicable law.


                              THE INCENTIVE PLAN

   General. The Company may grant officers, directors, employees and consultants awards with respect to shares of Common Stock under the Company's Amended and Restated 1995 Long-Term Incentive Plan. The awards under the Incentive Plan include incentive and nonqualified stock options, stock appreciation rights ("SARs") and restricted stock awards. The number of shares of Common Stock that may be issued under the Incentive Plan is currently 1,431,525 shares. If the shareholders of the Company approve Proposal Two, the shares that may be issued under the Incentive Plan will be increased to 1,866,750. As of March 31, 1997, the Company had granted options under the Incentive Plan for 1,249,375 shares of Common Stock to officers, directors, employees and consultants (not including option shares forfeited upon termination of employment). Accordingly, the number of shares currently available for additional awards under the Incentive Plan is 182,150.

   Administration. The Compensation Committee (the "Committee") administers the Incentive Plan, selects participants, and determines the type and size of awards, when awards will be granted, and the terms of each award including exercise price, if any.

   Eligibility. The Committee determines who will receive awards from among the officers, directors and employees of the Company and its subsidiaries. The Committee may also grant awards to persons who provide consulting or advisory services to the Company.

   Stock Options. An option is the right to purchase Common Stock at a specified exercise price. The exercise price for incentive stock options must not be less than the fair market value of the Common Stock on the date of grant. The Committee determines at the time of grant when the option will become exercisable. At the discretion of the Committee, holders may use shares of stock to pay the exercise price, including shares issuable upon exercise of the option.

   Stock Appreciation Rights. An SAR may be awarded in connection with or separate from a stock option. An SAR is the right to receive an amount in cash or stock equal to the excess of the fair market value of a share of the Common Stock on the date of exercise over the exercise price specified in the agreement governing the

SAR (for SARs not granted in connection with a stock option) or the exercise price of the related stock option (for SARs granted in connection with a stock option). The Committee may limit the amount payable upon exercise of any SAR.

   Restricted Stock Awards. A restricted stock award is a grant of shares of Common Stock that is nontransferable or subject to risk of forfeiture until specific conditions are met. The restrictions will lapse in accordance with a schedule or other conditions as the Committee determines. During the restriction period, the holder of a restricted stock award may, in the Committee's discretion, have certain rights as a stockholder, including the right to vote the stock subject to the award or receive dividends on that stock. Restricted stock may also be issued upon exercise or settlement of options or SARs.

   Change in Control. The Committee has discretion to determine whether an award under the Incentive Plan should have change of control features. The Committee also has discretion to vary the change of control features as it deems appropriate. The following describes the change of control features that the Company generally expects may apply to additional awards, if any such feature applies. An award agreement under the Incentive Plan may provide that, upon a change of control of the Company, (1) the holder of a stock option will be granted a corresponding SAR, (2) all outstanding SARs and options will become immediately and fully vested and exercisable in full, and (3) the restriction period on any restricted stock award will be accelerated and the restrictions will expire. Outstanding options under the Incentive Plan have the provision described in the preceding clause (2). In general, a change in control of the Company occurs in any of four situations: (1) a person other than the Company, certain affiliated companies or benefit plans, or a company a majority of which is owned directly or indirectly by the stockholders of the Company, becomes the beneficial owner of 50% or more of the voting power of the Company's outstanding voting securities; (2) a majority of the Board of Directors is not comprised of the members of the Board of Directors at September 15, 1995, and persons whose elections as directors were approved by those directors or their approved successors; (3) the Company merges or consolidates with another corporation or entity (whether the Company or the other entity is the survivor), or the Company and the holders of the voting securities of such other corporation or entity (or the stockholders of the Company and such other corporation or entity) participate in a securities exchange, other than a merger, consolidation or securities exchange in which the Company's voting securities are converted into or continue to represent securities having the majority of voting power in the surviving company; or
(4) the Company liquidates or sells all or substantially all of its assets, except sales to any entity having substantially the same ownership as the Company.

   Restructurings. Awards granted under the Incentive Plan may provide that, if a restructure of the Company occurs that does not constitute a change in control of the Company, the Committee may (but need not) cause the Company to take any one or more of the following actions: (1) accelerate in whole or in part the time of vesting and exercisability of any outstanding SARs and options in order to permit those SARs and options to be exercisable before, upon, or after the completion of the restructure; (2) grant each option holder corresponding SARs; (3) accelerate in whole or in part the expiration of some or all of the restrictions on any restricted stock award so that the Common Stock subject to the awards will be owned without restriction or risk of forfeiture; (4) if the restructure involves a transaction in which the Company is not the surviving entity, cause the surviving entity to assume in whole or in part any one or more of the outstanding awards upon such terms and provisions as the Committee deems desirable; or (5) redeem in whole or in part any one or more of the outstanding awards (whether or not then exercisable) in consideration of a cash payment, adjusted for withholding obligations. A restructure generally is any merger or consolidation of the Company, the consummation of a securities exchange involving the stockholders of the Company, or the direct or indirect transfer of all or substantially all of the Company's assets (whether by sale, merger, consolidation, liquidation, or otherwise) in one transaction or a series of transactions.

   Federal Income Tax Consequences. Participants in the Incentive Plan who receive an incentive option will not recognize income for federal income tax purposes as a result of the receipt or exercise of the incentive option. However, exercise of the incentive option will increase the optionee's alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the Common Stock received over the exercise price. The Company will not be entitled to a deduction with respect to the grant or exercise of an incentive option.

   Provided the shares are held as a capital asset, gain recognized on the disposition of Common Stock acquired by exercise of an incentive option ("incentive stock") will be treated as long-term capital gain if (a) the incentive stock has been held by the optionee more than two years after the date the incentive option was granted and more than one year after the date the incentive option was exercised (the "Statutory Holding Period") and (b) certain other requirements of the Internal Revenue Code are satisfied by the holder of the incentive stock. Gain recognized on disposition of incentive stock held by the optionee for less than the Statutory Holding Period (a "disqualifying disposition") generally will be compensation income to the optionee to the extent of the excess of the fair market value of the incentive stock when received (or, if less, the amount realized on disposition of the incentive stock) over the applicable exercise price. However, if upon receipt the incentive stock is subject to a substantial risk of forfeiture within the meaning of Section 83(c) of the Internal Revenue Code, then special rules apply concerning the date when the fair market value of the incentive stock is determined. Any gain recognized in excess of the amount taxed as compensation generally will be characterized as capital gain. If an optionee pays the exercise price of an incentive option solely with cash, the optionee's initial tax basis of the incentive stock received is equal to the amount of cash paid. An optionee who pays all or a portion of the exercise price of an incentive option with shares of Common Stock will be subject to detailed rules as provided in regulations concerning recognition of income or gain and the determination of basis in the shares received. In the event of a disqualifying disposition, the Company will be entitled to a corresponding deduction for federal income tax purposes equal to the amount of compensation income includible by the optionee (provided the optionee's total compensation for that year is otherwise deductible and the applicable withholding requirements are satisfied).

   The grant of a nonstatutory option should neither result in recognition of taxable income by the optionee nor give rise to a deduction by the Company. However, an optionee who exercises a nonstatutory option must generally, as of the exercise date, recognize compensation income equal to the excess (if any) of the then fair market value of the Common Stock received over the exercise price of the option. If the Common Stock received upon exercise of a nonstatutory option is subject to a substantial risk of forfeiture within the meaning of Section 83(c) of the Internal Revenue Code, then, unless the optionee makes an election pursuant to Section 83(b) of the Internal Revenue Code to be taxed currently on the excess of the fair market value of the shares over the price paid, the excess would not be includible as compensation income unless and until the substantial risk of forfeiture has lapsed. Any gain or loss on the subsequent sale or exchange of Common Stock received on exercise of a nonstatutory option will be treated as capital gain or loss, provided the stock is held as a capital asset. If an optionee pays the exercise price of a nonstatutory option solely with cash, the tax basis of the Common Stock received will equal the sum of the cash paid plus the amount of compensation income includible by the optionee resulting from the exercise. An optionee who pays all or a portion of the exercise price of a nonstatutory option with shares of Common Stock is subject to detailed rules as provided in regulations concerning recognition of income or gain and the determination of basis in the shares received. The amount of compensation income includible in gross income by an optionee is deductible by the Company during its taxable year in which the income is includible by the optionee (provided the optionee's total compensation for that year is otherwise deductible and the applicable withholding requirements are satisfied).

   A participant generally will not recognize taxable income upon the grant under the Incentive Plan of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary income in an amount equal to the cash and fair market value of other property received, including Common Stock. The value of the shares will be determined (1) on the date received, if the shares are substantially vested as of that date or (2) the first date on which the shares become substantially vested. Delivery of shares of Common Stock previously owned by the participant to the Company to satisfy any tax withholding obligations of the Company will be a taxable event to the participant with respect to the surrendered shares. The Company will be entitled to a deduction in the amount and at the time that the participant recognizes ordinary income in connection with the exercise of an SAR provided that the participant's compensation is otherwise deductible and the Company withholds the applicable federal income taxes (if required to do so). If the SAR is paid, in whole or in part, in shares of Common Stock, the amount recognized by the participant as ordinary income with respect to such shares becomes the participant's basis in the shares of Common Stock for purposes of determining any gain or loss on the subsequent sale of those shares.

   A participant who receives a restricted stock award will recognize ordinary income equal to the fair market value of the restricted Common Stock received at the time the restrictions lapse, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to report the fair market value of the restricted Common Stock as ordinary income at the time of receipt. At the time the participant is required to include such ordinary income in gross income, the Company may deduct a corresponding amount, provided the participant's compensation is reasonable and the Company withholds the applicable federal income taxes (if required to do so). During the period in which a participant holds restricted Common Stock, before the lapse of the restrictions, if dividends are declared but not distributed to the participant until the restrictions lapse, the dividends will be treated for tax purposes by the participant and the Company in the following manner:
(1) if the participant makes an election under Section 83(b) of the Internal Revenue Code to recognize income at the time of receipt of the restricted Common Stock, the dividends will be taxed as dividend income to the participant when the restrictions lapse and the Company will not be entitled to a deduction and will not be required to withhold income tax, and (2) if no election is made under Section 83(b) by the participant, the dividends will be taxed as compensation to the participant at the time the restrictions lapse and will be deductible by the Company and subject to any required income tax withholding at that time.

   In each case, the Company's ability to deduct amounts with respect to any awards for U.S. federal income tax purposes will be subject to compliance with the conditions or limitations of Section 162(m) of the Internal Revenue Code.

   Plan Benefits Table. Future awards, if any, that will be made to eligible participants in the Incentive Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time. The following table sets forth, for certain executive officers and groups, the cumulative awards that have been granted under the Incentive Plan through April 15, 1997. Each award is a nonstatutory stock option that vests in equal increments on each of the first four anniversaries of its grant date except the September 20, 1996 award to Mr. Huff for 95,000 shares and the March 26, 1997 award to Mr. Cincotta for 100,000 shares which were fully exercisable upon grant, the September 20, 1996 award to Dr. Abrahams for 100,000 shares which vests in its entirety on October 5, 1998, and the October 6, 1995 award to Dr. Abrahams which was amended in September 1996 to vest in equal increments on each of the first three anniversaries of its grant date.

                                                         TOTAL NUMBER OF
      NAMED EXECUTIVE OFFICERS AND OFFICERS,        SHARES (#) GRANTED UNDER
          DIRECTORS AND EMPLOYEE GROUPS        INCENTIVE PLAN AS OF APRIL 15, 1997
      --------------------------------------   -----------------------------------
      Ronald H. Abrahams...................                  170,000
      Manuel Cincotta, Jr..................                  100,000
      Anthony H. Cincotta..................                  194,725
      Thomas N. Thurman....................                   77,500
      Alan T. Barber.......................                   60,000
      J. Warren Huff.......................                  220,000
      Current Executive Officers as a
       Group...............................                  624,725
      Current Non-Executive Directors as a
       Group...............................                   25,000
      Current Non-Executive Employees as a
       Group...............................                  234,445

   Amendment and Termination. The Board of Directors may amend, modify, suspend or terminate the Incentive Plan. The Incentive Plan may not be amended, however, without the consent of the holders of a majority of the shares of Common Stock present or represented and entitled to vote, or without the consent of a majority of the shares then outstanding to (1) increase materially the aggregate number of shares of Common Stock that may be issued under the Incentive Plan (except for adjustments pursuant to the Incentive
Plan), (2) increase materially the benefits accruing to participants under the Incentive Plan, or (3) modify materially the requirements about eligibility for participation in the Incentive Plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE EXECUTIVE COMPENSATION PROGRAM

   The Company's executive compensation program is designed to help the Company attract, motivate and retain the individuals that the Company needs to maximize its return to stockholders. To meet this overall objective, the Company provides competitive compensation opportunities and incentive award payments based on Company and individual performance. The Company attempts to provide each of its executives with a compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or have similar qualifications in other organizations of the Company's size and in the Company's industry.

   Cash Compensation. Cash compensation for the executive officers named in the Summary Compensation Table consists of a base salary and an annual bonus. The base salaries are consistent with the biotechnology industry for companies at a stage of development comparable to that of the Company and are fixed pursuant to employment agreements entered into between the Company and each of its executives. The Compensation Committee determines an executive's competitive level of compensation based on information from a variety of sources, including proxy statements of other companies and special surveys. The Compensation Committee believes it is crucial to provide salaries within a competitive market range to attract and retain highly talented executives. The specific competitive markets considered depend on the nature and level of the executive position in question and the labor markets from which qualified individuals would be recruited. Annual salary increases for the Company's executive group may be given based on general levels of market salary increase, individual performance and the Company's overall financial results without any specific weighting among these factors. Any base salary increases are expected to be consistent with the Company's philosophy of pay-for-performance.

   An executive of the Company may also be awarded a cash bonus as a percentage of base pay within a pre-determined range established by the Board of Directors. Within that range, an executive's cash bonus will be determined by the Board of Directors in proportion to the extent to which the performance objectives established by the Board of Directors for that executive are met or exceeded. These objectives typically focus on results of the Company's operations, scientific accomplishments and, as the Company remains in the developmental stage, critical milestones in bringing the Company's science to the marketplace. As shown in the Summary Compensation Table, the Company's executives received bonuses for fiscal year 1996 in the range of 5 to 15 percent of base salary.

   Incentive Plan. Equity based incentive compensation may be awarded under the Company's Incentive Plan to the Company's executives. The Incentive Plan allows grants of stock options, SARs and restricted stock awards. To date, only stock options have been awarded under the Incentive Plan. The Compensation Committee believes that providing equity based compensation to executives can be critical in attracting and retaining qualified individuals and in bringing out their superior performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

   As previously described, the Company structures the pay for all executives, including the Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for the job. In September 1996, Ronald H. Abrahams, Ph.D., formerly the Company's Senior Vice President and Chief Operating Officer, was elected President and Acting Chief Executive Officer. Dr. Abrahams was subsequently elected as Chief Executive Officer by the Board in March 1997. Specific actions taken by the Compensation Committee regarding the compensation of Dr. Abrahams during 1996 are summarized below.

   Base Salary. Concurrent with Dr. Abrahams' assumption of the duties of the Company's President and acting Chief Executive Officer, Dr. Abrahams' annual base salary was increased from $200,000 to $250,000. This adjustment was intended to bring Dr. Abrahams' salary closer to the market rate and to recognize the performance that made him the choice to succeed Mr. Huff. The criteria used in establishing the size of Dr.

Abrahams' salary increase included recognition of the increased duties and responsibilities of his new position and a comparison of salaries of other officers in comparable companies, as well as progress made in the implementation of the Company's business strategy while Dr. Abrahams served as Chief Operating Officer, without any specific weighting among these factors.

   Bonus. Dr. Abrahams received a cash bonus for fiscal year 1996 of $37,500 paid in January 1997.

   Incentive Stock Plan. The Compensation Committee believes that equity based compensation, in the form of stock options, is an important component of the Chief Executive Officer's compensation. In 1996, Dr. Abrahams was granted options to purchase 100,000 shares of the Company's stock in conjunction with his appointment as President and Acting Chief Executive Officer based upon his increased duties and responsibilities and his and the Company's performance. These options were granted at fair market value and vest fully on October 5, 1998.

                            COMPENSATION COMMITTEE

                               Stephen A. Duzan
                               Stephen P. Smiley
                        Thomas F. McWilliams, Chairman

                               PERFORMANCE GRAPH

   The Performance Graph compares the cumulative total return of the Company, the Nasdaq Stock Market (US Companies) and Nasdaq Pharmaceuticals Stocks. The graph assumes that $100 was invested in the stock or the index on December 14, 1995, the date of the Company's initial inclusion on the Nasdaq National Market System, and also assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.


                       [PERFORMANCE GRAPH APPEARS HERE]


                          DECEMBER 14, 1995 DECEMBER 31, 1995 DECEMBER 31, 1996
                          ----------------- ----------------- -----------------
Ergo Science Corpora-
 tion(1)................        $100              $143              $131
Nasdaq Stock Market.....        $100              $101              $125
Nasdaq Pharmaceuticals..        $100              $115              $115

--------
(1) Based upon a stock price of $10.00 per share, the closing per share price of the Common Stock on the day of the initial public offering.

   As of April 15, 1997, the closing price of the Company's Common Stock on the Nasdaq National Market System was $10.50 per share.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of April 15, 1997, by
(i) each person the Company knows to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) each Named Executive Officer,
(iii) each director of the Company, and (iv) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to the shares of Common Stock indicated.

                                                       SHARES     PERCENTAGE
                                                    BENEFICIALLY BENEFICIALLY
         BENEFICIAL OWNER                             OWNED(1)     OWNED(1)
         ----------------                           ------------ ------------
   Amerindo Investment Advisors Inc.(2)............  1,886,500      14.32%
    One Embarcadero Center, Suite 2300
    San Francisco, California
   Hunt Financial Corporation......................  1,842,904      13.99%
    1445 Ross at Field
    Dallas, Texas 75202
   Citicorp Venture Capital Ltd.(3)................  1,678,910      12.74%
    399 Park Avenue
    New York, New York 10043
   Anthony H. Cincotta(4)..........................    917,260       6.90%
   Albert H. Meier(5) .............................    668,198       5.04%
    100 First Avenue, Charlestown Navy Yard
    Charlestown, Massachusetts 02129
   Manuel Cincotta, Jr.(6).........................    630,033       4.73%
   Citi Growth Fund, L.P.(3).......................    343,357       2.61%
    c/o Sycamore Management
    989 Lenox Drive, Building 1, Suite 208
    Lawrenceville, New Jersey 08648
   J. Warren Huff(7)...............................    280,225       2.08%
   Ronald H. Abrahams(8)...........................     53,084        *
   Thomas N. Thurman(9)............................     21,459        *
   Alan T. Barber(10)..............................     25,000        *
   David L. Castaldi...............................      3,000        *
   Stephen A. Duzan(11)............................     11,875        *
   Ray L. Hunt(12).................................     88,976        *
   Thomas F. McWilliams(13)........................     64,054        *
   Stephen P. Smiley...............................        100        *
   W. Leigh Thompson...............................          0        *
   All executive officers and directors as a group
    (13 persons)...................................  1,888,761      13.96%

--------
 *    Represents less than 1% of outstanding Common Stock or voting power.

 (1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or disposition power with respect to securities including stock options that vest by June 15, 1997.

 (2) Consists of 1,619,000 shares owned by Amerindo Investment Advisors Inc. ("Amerindo") and 267,500 shares owned by Amerindo Investment Advisors, Inc., a Panama corporation ("Amerindo Panama"). Based on information contained in the Schedule 13D/A of Amerindo, Amerindo Panama, Mr. Vilar and Mr. Tanaka dated January 31, 1997, Alberto W. Vilar and Gary A. Tanaka are the sole shareholders and directors of Amerindo and Amerindo Panama and may be deemed to be beneficial owners of the 1,619,000 shares owned thereby.

 (3) Excludes shares of Common Stock beneficially owned by the employees of CVC and Citi Growth Fund, L.P., including shares owned by Mr. McWilliams, as to which CVC and Citi Growth Fund, L.P. disclaim beneficial ownership. CVC and Citi Growth Fund, L.P. are affiliates, but each disclaims beneficial ownership of the shares held by the other.

 (4) Includes 123,682 shares of Common Stock subject to exercisable stock options and 146,078 shares held in a trust for the benefit of the children of Manuel Cincotta, Jr., for which Dr. Anthony Cincotta serves as co-trustee.

 (5) Includes 75,000 shares of Common Stock subject to exercisable stock options.

 (6) Includes 150,000 shares of Common Stock subject to exercisable stock options.

 (7) Includes 280,200 shares of Common Stock subject to exercisable stock options.

 (8) Includes 53,084 shares of Common Stock subject to exercisable stock options.

 (9) Includes 21,459 shares of Common Stock subject to exercisable stock options.

(10) Includes 25,000 shares of Common Stock subject to exercisable stock options.

(11) Includes 11,875 shares of Common Stock subject to exercisable stock options.

(12) Consists of 83,976 shares owned by Lafayette Investment Company, a limited partnership, the sole general partner of which is a corporation owned entirely by Mr. Hunt, and 5,000 shares of Common Stock subject to exercisable stock options. Excludes shares owned by Hunt Financial Corporation, the capital stock of which is held, indirectly, through a series of corporations, by certain trusts for the benefit of Mr. Hunt and members of his family.

(13) Excludes shares owned by CVC, Citi Growth Fund, L.P., and other employees of CVC, as to which Mr. McWilliams disclaims beneficial ownership.

                             CERTAIN TRANSACTIONS

   Hunt Financial Corporation ("Hunt Financial") loaned the Company $1,000,000 on February 3, 1995; $2,009,863 on March 10, 1995 ($1,009,863 of which the
Company used to repay the February 1995 loan); and $3,028,845 on April 13, 1995 ($2,028,845 of which the Company used to repay the March 1995 loan). The Company used the loans for working capital. The loans bore interest at 1% over the prime rate and were unsecured. On May 30, 1995, Hunt Financial purchased 10,426 shares of the Company's Series C Preferred Stock for $4,999,892. At that time, the Company issued to Hunt Financial, for $.0004 per warrant, warrants to purchase an additional 50,650 shares of Common Stock at $16.20 per share. The Company used a portion of the proceeds of Hunt Financial's purchase of Series C Preferred Stock to repay the $3,067,847 principal and interest on the April 1995 loan.

   On September 1, 1995, CVC, Citi Growth Fund, L.P. ("Citi Growth"), an affiliate of CVC, CVC employees (including Mr. McWilliams), Hunt Financial, and Lafayette Investment Company ("Lafayette"), a company controlled by Mr. Hunt, entered into a loan agreement (the "Loan Agreement") pursuant to which they loaned to the Company $4,000,000 at an interest rate of 10% per annum. Upon the closing of the Company's initial public offering in December 1995, the principal and interest on the loan were converted into Common Stock at $9.00 per share, resulting in 451,767 shares of Common Stock being issued. Hunt Financial and CVC are each greater than five percent shareholders of the Company's Common Stock.

   In September 1995, CVC, Citi Growth, CVC employees (including Mr. McWilliams), Hunt Financial and Lafayette agreed with other stockholders and the Company to amend the certificates of designations of the Company's then outstanding Series A, Series B and Series C Preferred Stock to provide that the shares of Series A, Series B and Series C Preferred Stock would automatically convert to Common Stock upon the closing of the Company's initial public offering at a weighted average conversion price of $6.41 per share of Common Stock. Before then, the Series A, Series B and Series C Preferred Stock had conversion prices of $16.90, $19.18, and $19.18 per share of Common Stock, respectively, but would not have converted to Common Stock upon closing of the Company's initial public offering. Also, all warrants previously issued to Hunt Financial were canceled. In connection with these amendments, the Company recorded a preferred stock dividend in the amount of $7,123,536.

   The following table sets forth (i) the amount that each of CVC, Citi Growth, Mr. McWilliams, Hunt Financial, and Lafayette had invested in Series A, Series B and Series C Preferred Stock and loaned under the Loan Agreement, including accrued interest and dividends, and (ii) the number of shares of Common Stock into which the Preferred Stock, the loan and accrued dividends and interest were converted:

                                        AMOUNT INVESTED OR LOANED AND
                                  NUMBER OF SHARES OF COMMON STOCK ISSUABLE
                         -----------------------------------------------------------
                            SERIES A        SERIES B        SERIES C
                         PREFERRED STOCK PREFERRED STOCK PREFERRED STOCK    LOAN     TOTAL AMOUNT   TOTAL
                         --------------- --------------- --------------- -----------   INVESTED    COMMON
          NAME             AMOUNT/NO.      AMOUNT/NO.      AMOUNT/NO.    AMOUNT/NO.   AND LOANED    STOCK
          ----           --------------- --------------- --------------- ----------- ------------ ---------
CVC.....................   $2,393,083/     $6,148,839/             --    $1,579,058/ $10,120,980  1,520,885
                               395,309         950,126                       175,450
Citi Growth.............   $1,018,333/     $  704,203/             --    $  324,697/ $ 2,047,233    313,107
                               168,216         108,814                        36,077
Mr. McWilliams..........   $  101,833/     $  197,783/             --    $   55,554/ $   355,170     53,554
                                16,821          30,561                         6,172
Hunt Financial..........           --      $2,120,424/     $8,146,199/   $1,939,858/ $12,206,481  1,801,929
                                               327,650       1,258,740       215,539
Lafayette...............           --      $  423,889/             --    $   92,502/ $   516,391     75,776
                                                65,499                        10,277

   In addition, Ergo granted demand and piggyback registration rights to the purchasers of Preferred Stock and to these lenders with respect to the Common Stock issued upon conversion of the Series A, Series B and Series C Preferred Stock or issued in payment of the loan at the closing of the initial public offering.

   In 1992, the Company agreed to purchase from Dr. Anthony Cincotta his interest in patents and patent applications relating to the Company's technology. Under the agreement, the Company was to pay Dr. Cincotta $200,000 each year for five years. The Company made one of those payments. In December 1995, the Company paid to Dr. Cincotta $800,000 in full satisfaction of those obligations.

   The Company licenses certain patents and patent obligations from LSU that relate to inventions of Drs. Anthony Cincotta and Albert Meier. LSU's bylaws give inventors of LSU's patents the right to share in any royalties LSU receives from those patents. In April 1995, the Company issued to each of Drs. Cincotta and Meier 60,000 shares of Common Stock to acquire their inventors' share of royalties attributable to the Company's license payments to LSU under the LSU Agreement. The number of shares of Common Stock issued was negotiated between Drs. Cincotta and Meier and the Company's Board of Directors.

   In October 1995, the Company entered into a consulting agreement with Dr. Albert Meier in which the Company agreed to pay Dr. Meier $100,000 per year for at least 20 hours of consulting services per week through October 1998. Dr. Meier had the right to terminate the consulting contract without cause after eighteen months from its effective date and elected to do so in April 1997. Dr. Meier agreed that all work product discovered, created or developed by him, alone or with others, will belong to the Company. Dr. Meier also agreed to maintain the confidentiality of the Company's proprietary information. In addition, Dr. Meier agreed not to compete with the Company for two years following the end of his consulting services. The Company paid Dr. Meier $50,000 following the termination of the consulting contract as consideration for the first year of the noncompetition period and will be required to pay an additional $100,000 on the first anniversary of the termination of Dr. Meier's consulting services if the Company chooses to maintain the noncompetition obligation for the second year.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The members of the Compensation Committee are Stephen A. Duzan, Stephen P. Smiley, and Thomas F. McWilliams. None of them is or has been an employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Mr. McWilliams, or his affiliates, have acquired capital stock of the Company and loaned funds to the Company. See "Certain Transactions."

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based on the Company's review of forms furnished to the Company and written representations from reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and 10% beneficial owners were complied with during 1996.

                            ADDITIONAL INFORMATION

SOLICITATION

   This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

STOCKHOLDER PROPOSALS

   Stockholder proposals which are intended to be presented at the Company's Annual Meeting of Stockholders to be held in 1998 must be received by the Company at its executive offices, 100 First Avenue, Charlestown, Massachusetts 02129, Attn: Secretary no later than January 1, 1997, in order that they may be included in the proxy statement and form of proxy for that meeting.

INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected Coopers & Lybrand L.L.P. as the Company's independent accountants for 1997. Coopers & Lybrand L.L.P. has been the Company's independent accountants since August 1995. The selection of Coopers & Lybrand as the Company's independent accountants for 1996 was approved by the Board of Directors and the shareholders of the Company. The Company expects that representatives of Coopers & Lybrand will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so. The Board may terminate the appointment of Coopers & Lybrand L.L.P. as independent accountants without the approval of the Company's stockholders whenever the Board of Directors deems termination necessary or appropriate.

   In August 1995, the Company dismissed Ernst & Young LLP as its independent auditors. The decision to dismiss Ernst & Young LLP was made by the Company's management and was ratified by the Company's Board of Directors and Audit Committee. During 1993, 1994 and 1995 there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreements in its reports. During 1993 through the date of dismissal in 1995, Ernst & Young LLP did not advise the Company that any of the following circumstances existed:
(1) that the internal controls necessary for the Company to develop reliable financial statements do not exist; (2) that information had come to their attention that made them no longer able to rely on management's representations, or that made them unwilling to be associated with the financial statements prepared by management; (3) that they needed to expand significantly the scope of their audit of the Company; or (4) that information had come to their attention that materially affected, or if investigated further may materially affect, the fairness or reliability of a previously issued audit report or financial statements or the fairness of financial statements issued or to be issued for fiscal periods following the last audit report.

ANNUAL REPORT

   The Company's annual report to stockholders for the year ended December 31, 1996, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy solicitation material. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE WITHOUT CHARGE UPON REQUEST BY CONTACTING THE COMPANY'S INVESTOR RELATIONS DEPARTMENT, ERGO SCIENCE CORPORATION, 100 FIRST AVENUE, CHARLESTOWN, MA 02129, ATTN: LISA DESCENZA, OR BY CALLING 617-241-6824.

                                          By Order of the Board of Directors,

                                          Ronald H. Abrahams, Ph.D.
                                          Chairman of the Board and Chief
                                           Executive Officer

Charlestown, Massachusetts
April 30, 1997

                           ERGO SCIENCE CORPORATION

                              THIS IS YOUR PROXY

Dear Stockholder:

Your Proxy is being solicited by the Board of Directors of Ergo Science Corporation for the Annual Meeting of Stockholders to be held on May 20, 1997, at 9:00 a.m. local time, at the Meridian Hotel, 250 Franklin Street, Boston, Massachusetts.

Enclosed with this Proxy is a Proxy Statement containing important information about the two issues that you are being asked to approve.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting.

Please mark the boxes on the Proxy card below to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope.

Thank you in advance for your prompt consideration of these matters.

                           ERGO SCIENCE CORPORATION

                                     PROXY
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR THE ANNUAL MEETING, MAY 20, 1997

     The undersigned hereby constitutes and appoints each of Ronald H. Abrahams and Alan T. Barber, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Ergo Science Corporation held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of Ergo Science Corporation, to be held at the Merdian Hotel, 250 Franklin Street, Boston, Massachusetts, on Tuesday, May 20, 1997, at 9:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS WHICH ARE FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS AND FOR PROPOSAL 2. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THIS PROXY MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE VOTING THEREOF.

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE


[X] Please mark your votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZE THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS: To elect each of Thomas F. McWilliams, David L. Castaldi and Ray L. Hunt as Class II directors for a three year term ending at the Annual Meeting of stockholders in 2000 and until their successors are duly elected and qualified or their earlier resignation or removal.

     [_] FOR ALL NOMINEES   [_] WITHHELD FROM ALL NOMINEES

     [_] __________________________________
     FOR ALL NOMINEES EXCEPT AS NOTED ABOVE


2. To approve an amendment to the Ergo Science Corporation Amended and Restated 1995 Long Term Incentive Plan to increase the number of shares of the Company's common stock available to be issued thereunder from 1,431,525 shares to 1,866,750 shares.

     [_]  FOR    [_] AGAINST    [_]  ABSTAIN

Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.

Signature: ______________ Date: ________ Signature:_____________ Date: _________